Central Pacific Financial Corp. Reports $14.3 Million First Quarter Earnings

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $14.3 MILLION
FIRST QUARTER EARNINGS

•	Net income of $14.3 million, or fully diluted EPS of $0.48 for the first quarter.

•	ROA of 1.01% and ROE of 11.60% for the first quarter.

•	Total loans increased by $45.5 million in the first quarter, or 1.2% sequentially and 7.6% year-over-year.

•
Total deposits increased by $24.1 million in the first quarter, or 0.5% sequentially and 4.2% year-over-year. Core deposits increased by $15.7 million in the first quarter, or 0.4% sequentially and 5.1% year-over-year.

•	Increased quarterly cash dividend by 10.5% to $0.21 per share from $0.19 per share paid in the first quarter.

HONOLULU, HI, April 25, 2018 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the first quarter of 2018 of $14.3 million, or diluted earnings per share ("EPS") of $0.48, compared to net income in the first quarter of 2017 of $13.1 million, or EPS of $0.42, and net income in the fourth quarter of 2017 of $4.3 million, or EPS of $0.14.

"We are pleased to report on another solid quarter of net income driven primarily by continued loan and deposit growth," said Catherine Ngo, President and Chief Executive Officer. "Our earnings and strong capital position have allowed our company to increase our quarterly cash dividend and continue executing on our stock repurchase plan."

In April 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.21 per share on its outstanding common shares. This represents a 10.5% increase from the $0.19 dividend paid in the first quarter of 2018. The dividend will be payable on June 15, 2018 to shareholders of record at the close of business on May 31, 2018.

During the first quarter of 2018, the Company repurchased 344,362 shares of common stock, or approximately 1.1% of its common stock outstanding as of December 31, 2017. Total cost of the shares repurchased was $10.1 million, or an average cost per share of $29.36. The Company's remaining repurchase authority under its common stock repurchase program at March 31, 2018 is $43.4 million.

Central Pacific Financial Corp. Reports $14.3 Million First Quarter Earnings

Earnings Highlights
Net interest income for the first quarter of 2018 was $42.3 million, compared to $41.3 million in the year-ago quarter and $42.8 million in the previous quarter. Net interest margin for the first quarter of 2018 was 3.21%, compared to 3.30% in the year-ago quarter and 3.27% in the previous quarter. The increase in net interest income from the year-ago quarter was primarily due to growth in the loan portfolio, combined with an increase in the taxable-equivalent yield earned on the investment security portfolio. These increases were partially offset by higher deposit and borrowing costs attributable to the recent increases in the federal funds rate, which also resulted in the decline in the net interest margin from the year-ago quarter. The decrease in net interest income and net interest margin from the previous quarter was primarily due to a decline in yields earned on the loan and investment securities portfolios, combined with higher rates paid on time deposits and borrowings.

Other operating income for the first quarter of 2018 totaled $9.0 million, compared to $10.0 million in the year-ago quarter and $9.0 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower income from bank-owned life insurance of $0.8 million and lower income recovered on nonaccrual loans previously charged-off of $0.5 million, partially offset by higher commissions on investment services of $0.3 million (included in other service charges and fees). The lower income from bank-owned life insurance was primarily attributable to death benefit income of $0.6 million recorded in the year-ago quarter. Other operating income remained relatively unchanged from the previous quarter.

Other operating expense for the first quarter of 2018 totaled $33.5 million, which increased from $31.5 million in the year-ago quarter and decreased from $34.5 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $1.1 million, combined with the write-down of a foreclosed asset of $0.3 million (included in foreclosed asset expense). The higher salaries and employee benefits expense was primarily attributable to the increase in the Company's starting pay rate and the pay scale for other wage progression positions effective January 1, 2018, combined with annual merit increases effective in the second quarter of 2017. The sequential quarter decrease was primarily due to lower advertising expense of $0.4 million, lower legal and professional services of $0.3 million, lower salaries and employee benefits of $0.3 million, and lower net occupancy expense of $0.2 million, partially offset by higher foreclosed asset expense of $0.3 million. The lower salaries and employee benefits from the sequential quarter were primarily attributable to a special, one-time bonus totaling $0.8 million given to all employees, with the exception of executives on the Company's managing committee, in the fourth quarter of 2017, partially offset by higher salaries paid during the current quarter due to aforementioned increases in pay rates.

The efficiency ratio for the first quarter of 2018 was 65.37%, compared to 61.36% in the year-ago quarter and 66.54% in the previous quarter. The increase in the efficiency ratio from the year-ago quarter was primarily due to the aforementioned lower other operating income combined with higher other operating expenses in the current quarter compared to the year-ago quarter, partially offset by the improvement in net interest income. The improvement in the efficiency ratio compared to the previous quarter was due to the aforementioned lower other operating expenses, partially offset by the lower net interest income.

In the first quarter of 2018, the Company recorded income tax expense of $3.7 million, compared to $6.8 million in the year-ago quarter and $13.3 million in the previous quarter. Income tax expense in the previous quarter included a one-time, non-cash estimated charge of $7.4 million to income tax expense due to the revaluation of the Company's net deferred tax assets in connection with the enactment of H.R.1, commonly referred to as the Tax Cuts and Jobs Act. The effective tax rate for the first quarter of 2018 was 20.5%, compared to 34.2% in the year-ago quarter and 75.6% in the previous quarter. The decline in income tax expense and effective tax rate in the current quarter was primarily due to the Tax Cuts and Jobs Act.

Balance Sheet Highlights
Total assets at March 31, 2018 of $5.65 billion increased by $208.1 million, or 3.8% from March 31, 2017, and increased by $27.6 million, or 0.5% from December 31, 2017.

Total loans and leases at March 31, 2018 of $3.82 billion increased by $270.4 million, or 7.6% and $45.5 million, or 1.2% from March 31, 2017 and December 31, 2017, respectively. The increase in total loans and leases from March 31, 2017 was primarily attributable to strong organic growth in the Hawaii loan portfolios, combined with an increase in the U.S. mainland commercial mortgage portfolio, partially offset by reductions in the Hawaii construction loan portfolio and the U.S. mainland consumer loan portfolio. The increase in total loans and leases from the fourth quarter of 2017 was primarily due to strong organic growth in the Hawaii loan portfolios, partially offset by a reduction in the U.S. mainland consumer loan portfolio.

Total deposits at March 31, 2018 of $4.98 billion increased by $203.0 million, or 4.2% from March 31, 2017, and increased by $24.1 million, or 0.5% from December 31, 2017.  Core deposits, which include demand deposits, savings and money market deposits,

Central Pacific Financial Corp. Reports $14.3 Million First Quarter Earnings

and time deposits less than $100,000, totaled $4.01 billion at March 31, 2018.  This represents an increase of $196.0 million, or 5.1% from March 31, 2017, and an increase of $15.7 million, or 0.4% from December 31, 2017.

Asset Quality
Nonperforming assets at March 31, 2018 totaled $3.4 million, or 0.06% of total assets, compared to $8.8 million, or 0.16% of total assets at March 31, 2017, and $3.6 million, or 0.06% of total assets at December 31, 2017.

Loans delinquent for 90 days or more still accruing interest totaled $0.4 million at March 31, 2018, compared to $0.2 million and $0.6 million at March 31, 2017 and December 31, 2017, respectively.

Net charge-offs in the first quarter of 2018 totaled $0.6 million, compared to net charge-offs of $1.2 million in the year-ago quarter, and net charge-offs of $1.0 million in the previous quarter.

In the first quarter of 2018, the Company recorded a credit to the provision for loan and lease losses of $0.2 million, compared to a credit of $0.1 million in the year-ago quarter and a credit of $0.2 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at March 31, 2018 was 1.29%, compared to 1.56% at March 31, 2017 and 1.33% at December 31, 2017.

Capital
Total shareholders' equity was $484.1 million at March 31, 2018, compared to $511.5 million and $500.0 million at March 31, 2017 and December 31, 2017, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At March 31, 2018, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.3%, 14.5%, 15.8%, and 12.3%, respectively, compared to 10.4%, 14.7%, 15.9%, and 12.4%, respectively, at December 31, 2017.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through May 25, 2018 by dialing 1-877-344-7529 (passcode: 10119342) and on the Company's website. Information which may be discussed in the conference call regarding non-GAAP financial performance and reconciliation to GAAP financial performance is provided on the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.7 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 80 ATMs in the state of Hawaii, as of March 31, 2018.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $14.3 Million First Quarter Earnings

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K and 10-K/A for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
(Dollars in thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
except for per share amounts)	2018	2017	2017	2017	2017
CONDENSED INCOME STATEMENT
Net interest income	$42,322	$42,824	$41,995	$41,629	$41,255
Provision (credit) for loan and lease losses	(211)	(186)	(126)	(2,282)	(80)
Net interest income after provision (credit) for loan and lease losses	42,533	43,010	42,121	43,911	41,335
Total other operating income	8,954	9,043	9,569	7,870	10,014
Total other operating expense	33,518	34,511	33,511	32,335	31,460
Income before taxes	17,969	17,542	18,179	19,446	19,889
Income tax expense	3,692	13,254	6,367	7,421	6,810
Net income	14,277	4,288	11,812	12,025	13,079
Basic earnings per common share	$0.48	$0.14	$0.39	$0.39	$0.43
Diluted earnings per common share	0.48	0.14	0.39	0.39	0.42
Dividends declared per common share	0.19	0.18	0.18	0.18	0.16

PERFORMANCE RATIOS
Return on average assets (1)	1.01%	0.31%	0.85%	0.88%	0.96%
Return on average shareholders’ equity (1)	11.60	3.35	9.16	9.32	10.24
Return on average tangible shareholders’ equity (1)	11.64	3.37	9.22	9.39	10.33
Average shareholders’ equity to average assets	8.73	9.12	9.30	9.44	9.42
Efficiency ratio (2)	65.37	66.54	64.99	65.32	61.36
Net interest margin (1)	3.21	3.27	3.25	3.29	3.30
Dividend payout ratio (3)	39.58	128.57	46.15	46.15	38.10

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,789,338	$3,719,684	$3,625,455	$3,593,347	$3,547,718
Average interest-earning assets	5,334,276	5,279,360	5,216,089	5,138,038	5,095,455
Average assets	5,638,205	5,605,728	5,545,909	5,467,461	5,422,529
Average deposits	5,000,108	4,936,743	4,893,778	4,800,815	4,762,874
Average interest-bearing liabilities	3,746,012	3,686,222	3,613,872	3,600,761	3,626,229
Average shareholders’ equity	492,184	511,277	515,580	515,974	510,804
Average tangible shareholders' equity	490,453	508,886	512,554	512,254	506,366

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands)	2018	2017	2017	2017	2017
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$579,221	$578,607	$585,950	$584,441	$577,081
Tier 1 risk-based capital	579,221	578,607	585,950	584,441	577,081
Total risk-based capital	629,179	628,068	634,677	632,780	624,735
Common equity tier 1 capital	489,221	490,861	497,828	497,172	491,538
Central Pacific Bank
Leverage capital	568,409	565,412	569,990	564,765	560,921
Tier 1 risk-based capital	568,409	565,412	569,990	564,765	560,921
Total risk-based capital	618,240	614,732	618,576	612,968	608,450
Common equity tier 1 capital	568,409	565,412	569,990	564,765	560,921

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.3%	10.4%	10.6%	10.7%	10.7%
Tier 1 risk-based capital ratio	14.5	14.7	15.1	15.2	15.2
Total risk-based capital ratio	15.8	15.9	16.3	16.4	16.5
Common equity tier 1 capital ratio	12.3	12.4	12.8	12.9	13.0
Central Pacific Bank
Leverage capital ratio	10.1	10.1	10.3	10.4	10.4
Tier 1 risk-based capital ratio	14.3	14.4	14.7	14.7	14.8
Total risk-based capital ratio	15.5	15.6	16.0	15.9	16.1
Common equity tier 1 capital ratio	14.3	14.4	14.7	14.7	14.8

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2018	2017	2017	2017	2017
BALANCE SHEET
Loans and leases	$3,816,146	$3,770,615	$3,636,370	$3,591,735	$3,545,718
Total assets	5,651,287	5,623,708	5,569,230	5,533,135	5,443,181
Total deposits	4,980,431	4,956,354	4,927,497	4,886,382	4,777,444
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	484,108	500,011	509,846	512,930	511,536
Total shareholders’ equity to total assets	8.57%	8.89%	9.15%	9.27%	9.40%
Tangible common equity to tangible assets (4)	8.54%	8.86%	9.11%	9.22%	9.33%

ASSET QUALITY
Allowance for loan and lease losses	$49,217	$50,001	$51,217	$52,828	$55,369
Non-performing assets	3,438	3,626	5,970	9,042	8,834
Allowance to loans and leases outstanding	1.29%	1.33%	1.41%	1.47%	1.56%
Allowance to non-performing assets	1,431.56%	1,378.96%	857.91%	584.25%	626.77%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.30	$16.65	$16.89	$16.81	$16.66
Tangible book value per common share	16.25	16.59	16.80	16.70	16.53
Closing market price per common share	28.46	29.83	32.18	31.47	30.54

(1) Annualized.
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Tangible Common Equity Ratio:
Total shareholders’ equity	$484,108	$500,011	$509,846	$512,930	$511,536
Less: Other intangible assets	(1,337)	(2,006)	(2,674)	(3,343)	(4,012)
Tangible common equity	$482,771	$498,005	$507,172	$509,587	$507,524

Total assets	$5,651,287	$5,623,708	$5,569,230	$5,533,135	$5,443,181
Less: Other intangible assets	(1,337)	(2,006)	(2,674)	(3,343)	(4,012)
Tangible assets	$5,649,950	$5,621,702	$5,566,556	$5,529,792	$5,439,169

Tangible common equity to tangible assets	8.54%	8.86%	9.11%	9.22%	9.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2018	2017	2017	2017	2017
ASSETS
Cash and due from financial institutions	$59,905	$75,318	$90,080	$85,975	$83,670
Interest-bearing deposits in other financial institutions	5,875	6,975	18,195	54,576	22,363
Investment securities:
Available-for-sale debt securities, at fair value (1)	1,326,092	1,304,066	1,349,311	1,315,086	1,302,207
Held-to-maturity debt securities, at fair value of: $171,399 at March 31, 2018, $189,201 at December 31, 2017, $195,714 at September 30, 2017, $203,334 at June 30, 2017, and $208,181 at March 31, 2017	177,078	191,753	197,672	204,588	211,426
Equity securities, at fair value (1)	753	825	794	809	682
Total investment securities	1,503,923	1,496,644	1,547,777	1,520,483	1,514,315
Loans held for sale	7,492	16,336	10,828	13,288	9,905
Loans and leases	3,816,146	3,770,615	3,636,370	3,591,735	3,545,718
Less allowance for loan and lease losses	49,217	50,001	51,217	52,828	55,369
Loans and leases, net of allowance for loan and lease losses	3,766,929	3,720,614	3,585,153	3,538,907	3,490,349
Premises and equipment, net	47,436	48,348	48,339	49,252	48,303
Accrued interest receivable	16,070	16,581	15,434	15,636	14,819
Investment in unconsolidated subsidiaries	6,478	7,088	7,101	6,189	6,279
Other real estate owned	595	851	851	1,008	851
Mortgage servicing rights	15,821	15,843	16,093	15,932	15,847
Core deposit premium	1,337	2,006	2,674	3,343	4,012
Bank-owned life insurance	156,611	156,293	155,928	156,053	155,019
Federal Home Loan Bank stock	9,007	7,761	6,484	6,492	7,333
Other assets	53,808	53,050	64,293	66,001	70,116
Total assets	$5,651,287	$5,623,708	$5,569,230	$5,533,135	$5,443,181
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,349,029	$1,395,556	$1,383,548	$1,383,754	$1,290,632
Interest-bearing demand	946,464	933,054	911,273	917,956	898,306
Savings and money market	1,533,483	1,481,876	1,476,017	1,453,108	1,430,399
Time	1,151,455	1,145,868	1,156,659	1,131,564	1,158,107
Total deposits	4,980,431	4,956,354	4,927,497	4,886,382	4,777,444
Federal Home Loan Bank advances and other short-term borrowings	56,000	32,000	—	—	21,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	37,963	42,534	39,078	41,013	40,391
Total liabilities	5,167,179	5,123,673	5,059,360	5,020,180	4,931,620
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 29,707,122 at March 31, 2018, 30,024,222 at December 31, 2017, 30,188,748 at September 30, 2017, 30,514,799 at June 30, 2017, and 30,701,219 at March 31, 2017	493,794	503,988	509,243	519,383	527,403
Surplus	86,497	86,098	85,300	84,592	84,678
Accumulated deficit	(78,454)	(89,036)	(87,913)	(94,269)	(100,784)
Accumulated other comprehensive income (loss)	(17,729)	(1,039)	3,216	3,224	239
Total shareholders' equity	484,108	500,011	509,846	512,930	511,536
Non-controlling interest	—	24	24	25	25
Total equity	484,108	500,035	509,870	512,955	511,561
Total liabilities and equity	$5,651,287	$5,623,708	$5,569,230	$5,533,135	$5,443,181

(1) Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Interest income:
Interest and fees on loans and leases	$37,390	$37,447	$36,289	$35,531	$34,957
Interest and dividends on investment securities:
Taxable investment securities	8,843	8,777	8,540	8,481	8,135
Tax-exempt investment securities	933	955	966	974	979
Dividend income on investment securities	15	13	12	12	12
Interest on deposits in other financial institutions	84	58	163	61	74
Dividend income on Federal Home Loan Bank stock	45	26	23	21	56
Total interest income	47,310	47,276	45,993	45,080	44,213
Interest expense:
Interest on deposits:
Demand	180	170	177	154	140
Savings and money market	369	302	281	259	257
Time	3,425	2,967	2,637	2,136	1,717
Interest on short-term borrowings	43	97	9	46	31
Interest on long-term debt	971	916	894	856	813
Total interest expense	4,988	4,452	3,998	3,451	2,958
Net interest income	42,322	42,824	41,995	41,629	41,255
Provision (credit) for loan and lease losses	(211)	(186)	(126)	(2,282)	(80)
Net interest income after provision for loan and lease losses	42,533	43,010	42,121	43,911	41,335
Other operating income:
Mortgage banking income (refer to Table 5)	1,847	1,531	1,531	1,957	1,943
Service charges on deposit accounts	2,003	2,130	2,182	2,120	2,036
Other service charges and fees	3,034	2,532	3,185	3,053	2,748
Income from fiduciary activities	956	935	911	964	864
Equity in earnings of unconsolidated subsidiaries	43	214	176	151	61
Fees on foreign exchange	211	135	101	130	163
Net gains (losses) on sales of investment securities	—	230	—	(1,640)	—
Income from bank-owned life insurance	318	614	1,074	583	1,117
Loan placement fees	197	170	86	146	134
Net gains on sales of foreclosed assets	—	—	19	84	102
Other (refer to Table 5)	345	552	304	322	846
Total other operating income	8,954	9,043	9,569	7,870	10,014
Other operating expense:
Salaries and employee benefits	18,505	18,759	18,157	17,983	17,387
Net occupancy	3,266	3,418	3,404	3,335	3,414
Equipment	1,068	1,007	969	967	842
Amortization of core deposit premium	669	668	669	669	668
Communication expense	898	924	944	891	900
Legal and professional services	1,821	2,091	1,854	1,987	1,792
Computer software expense	2,267	2,404	2,346	2,190	2,252
Advertising expense	612	1,000	626	390	392
Foreclosed asset expense	294	28	24	63	36
Other (refer to Table 5)	4,118	4,212	4,518	3,860	3,777
Total other operating expense	33,518	34,511	33,511	32,335	31,460
Income before income taxes	17,969	17,542	18,179	19,446	19,889
Income tax expense	3,692	13,254	6,367	7,421	6,810
Net income	$14,277	$4,288	$11,812	$12,025	$13,079
Per common share data:
Basic earnings per share	$0.48	$0.14	$0.39	$0.39	$0.43
Diluted earnings per share	0.48	0.14	0.39	0.39	0.42
Cash dividends declared	0.19	0.18	0.18	0.18	0.16
Basic weighted average shares outstanding	29,807,572	30,027,366	30,300,195	30,568,247	30,714,895
Diluted weighted average shares outstanding	30,041,351	30,271,910	30,514,459	30,803,725	31,001,238

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Mortgage banking income:
Loan servicing fees	$1,311	$1,316	$1,323	$1,340	$1,358
Amortization of mortgage servicing rights	(457)	(745)	(476)	(547)	(520)
Net gains on sales of residential mortgage loans	972	968	705	1,084	1,312
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	21	(8)	(21)	80	(207)
Total mortgage banking income	$1,847	$1,531	$1,531	$1,957	$1,943

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$96	$156	$25	$25	$561
Other recoveries	46	26	32	54	37
Commissions on sale of checks	86	83	86	85	87
Other	117	287	161	158	161
Total other operating income - other	$345	$552	$304	$322	$846

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Other operating expense - other:
Charitable contributions	$200	$165	$141	$136	$151
FDIC insurance assessment	434	438	433	429	424
Miscellaneous loan expenses	299	288	302	293	261
ATM and debit card expenses	648	495	548	468	450
Amortization of investments in low-income housing tax credit partnerships	114	114	174	223	233
Armored car expenses	166	241	176	198	258
Entertainment and promotions	159	438	818	246	158
Stationery and supplies	201	202	204	230	178
Directors’ fees and expenses	231	209	208	250	207
Provision (credit) for residential mortgage loan repurchase losses	—	209	—	—	—
Increase (decrease) to the reserve for unfunded commitments	41	(101)	72	53	70
Other	1,625	1,514	1,442	1,334	1,387
Total other operating expense - other	$4,118	$4,212	$4,518	$3,860	$3,777

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$22,790	1.50%	$84	$17,944	1.27%	$58	$39,910	0.75%	$74
Investment securities, excluding valuation allowance:
Taxable	1,350,135	2.62	8,858	1,367,530	2.57	8,790	1,329,915	2.45	8,147
Tax-exempt (1)	165,176	2.86	1,181	166,665	3.53	1,469	171,139	3.52	1,506
Total investment securities	1,515,311	2.65	10,039	1,534,195	2.67	10,259	1,501,054	2.57	9,653
Loans and leases, including loans held for sale	3,789,338	3.98	37,390	3,719,684	4.01	37,447	3,547,718	3.98	34,957
Federal Home Loan Bank stock	6,837	2.61	45	7,537	1.38	26	6,773	3.31	56
Total interest-earning assets	5,334,276	3.59	47,558	5,279,360	3.61	47,790	5,095,455	3.54	44,740
Noninterest-earning assets	303,929			326,368			327,074
Total assets	$5,638,205			$5,605,728			$5,422,529

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$935,483	0.08%	$180	$916,957	0.07%	$170	$879,428	0.06%	$140
Savings and money market deposits	1,499,419	0.10	369	1,492,707	0.08	302	1,419,420	0.07	257
Time deposits under $100,000	179,547	0.44	195	183,234	0.43	198	193,638	0.38	180
Time deposits $100,000 and over	1,029,972	1.27	3,230	974,163	1.13	2,769	1,026,181	0.61	1,537
Total interest-bearing deposits	3,644,421	0.44	3,974	3,567,061	0.38	3,439	3,518,667	0.24	2,114
Federal Home Loan Bank advances and other short-term borrowings	8,806	1.97	43	26,376	1.45	97	14,777	0.84	31
Long-term debt	92,785	4.25	971	92,785	3.92	916	92,785	3.55	813
Total interest-bearing liabilities	3,746,012	0.54	4,988	3,686,222	0.48	4,452	3,626,229	0.33	2,958
Noninterest-bearing deposits	1,355,687			1,369,682			1,244,207
Other liabilities	44,306			38,523			41,264
Total liabilities	5,146,005			5,094,427			4,911,700
Shareholders’ equity	492,184			511,277			510,804
Non-controlling interest	16			24			25
Total equity	492,200			511,301			510,829
Total liabilities and equity	$5,638,205			$5,605,728			$5,422,529

Net interest income			$42,570			$43,338			$41,782

Interest rate spread		3.05%			3.13%			3.21%

Net interest margin		3.21%			3.27%			3.30%

(1) Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
HAWAII:
Commercial, financial and agricultural	$413,181	$400,529	$398,619	$395,512	$395,915
Real estate:
Construction	59,136	61,643	95,309	91,080	89,970
Residential mortgage	1,351,488	1,341,221	1,267,144	1,249,617	1,237,150
Home equity	425,509	412,230	396,812	394,720	370,856
Commercial mortgage	831,160	807,009	801,113	767,661	776,098
Consumer	325,452	322,713	313,706	305,908	300,239
Leases	285	362	448	523	598
Total loans and leases	3,406,211	3,345,707	3,273,151	3,205,021	3,170,826
Allowance for loan and lease losses	(43,939)	(44,779)	(46,337)	(47,185)	(49,146)
Net loans and leases	$3,362,272	$3,300,928	$3,226,814	$3,157,836	$3,121,680

U.S. MAINLAND:
Commercial, financial and agricultural	$103,299	$103,490	$88,566	$104,380	$107,133
Real estate:
Construction	2,517	2,597	2,677	2,757	4,137
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	174,668	170,788	139,079	127,351	117,690
Consumer	129,451	148,033	132,897	152,226	145,932
Leases	—	—	—	—	—
Total loans and leases	409,935	424,908	363,219	386,714	374,892
Allowance for loan and lease losses	(5,278)	(5,222)	(4,880)	(5,643)	(6,223)
Net loans and leases	$404,657	$419,686	$358,339	$381,071	$368,669

TOTAL:
Commercial, financial and agricultural	$516,480	$504,019	$487,185	$499,892	$503,048
Real estate:
Construction	61,653	64,240	97,986	93,837	94,107
Residential mortgage	1,351,488	1,341,221	1,267,144	1,249,617	1,237,150
Home equity	425,509	412,230	396,812	394,720	370,856
Commercial mortgage	1,005,828	977,797	940,192	895,012	893,788
Consumer	454,903	470,746	446,603	458,134	446,171
Leases	285	362	448	523	598
Total loans and leases	3,816,146	3,770,615	3,636,370	3,591,735	3,545,718
Allowance for loan and lease losses	(49,217)	(50,001)	(51,217)	(52,828)	(55,369)
Net loans and leases	$3,766,929	$3,720,614	$3,585,153	$3,538,907	$3,490,349

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Noninterest-bearing demand	$1,349,029	$1,395,556	$1,383,548	$1,383,754	$1,290,632
Interest-bearing demand	946,464	933,054	911,273	917,956	898,306
Savings and money market	1,533,483	1,481,876	1,476,017	1,453,108	1,430,399
Time deposits less than $100,000	177,999	180,748	184,459	188,782	191,611
Core deposits	4,006,975	3,991,234	3,955,297	3,943,600	3,810,948

Government time deposits	703,467	687,052	710,658	700,284	720,333
Other time deposits $100,000 to $250,000	97,800	101,560	101,955	100,780	103,999
Other time deposits greater than $250,000	172,189	176,508	159,587	141,718	142,164
Total time deposits $100,000 and over	973,456	965,120	972,200	942,782	966,496
Total deposits	$4,980,431	$4,956,354	$4,927,497	$4,886,382	$4,777,444

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$—	$—	$956	$1,000	$1,030
Real estate:
Residential mortgage	2,184	2,280	2,633	4,691	4,621
Home equity	659	416	1,449	1,509	1,490
Commercial mortgage	—	79	81	834	842
Total nonaccrual loans	2,843	2,775	5,119	8,034	7,983

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	595	851	851	1,008	851
Total OREO	595	851	851	1,008	851
Total nonperforming assets ("NPAs")	3,438	3,626	5,970	9,042	8,834

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	49	50	—	—
Home equity	—	—	108	—	—
Consumer	417	515	216	253	240
Total loans delinquent for 90 days or more still accruing interest	417	564	374	253	240

Restructured loans still accruing interest:
Commercial, financial and agricultural	457	491	217	265	306
Real estate:
Residential mortgage	10,555	10,677	12,373	12,230	13,292
Commercial mortgage	1,360	1,466	1,571	1,675	1,777
Total restructured loans still accruing interest	12,372	12,634	14,161	14,170	15,375
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$16,227	$16,824	$20,505	$23,465	$24,449

Total nonaccrual loans as a percentage of loans and leases	0.07%	0.07%	0.14%	0.22%	0.23%
Total NPAs as a percentage of loans and leases and OREO	0.09%	0.10%	0.16%	0.25%	0.25%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.10%	0.11%	0.17%	0.26%	0.26%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.43%	0.45%	0.56%	0.65%	0.69%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,626	$5,970	$9,042	$8,834	$9,187
Additions	263	107	160	1,530	1,881
Reductions:
Payments	(155)	(2,060)	(2,614)	(401)	(447)
Return to accrual status	—	(391)	(453)	(1,014)	(1,787)
Sales of NPAs	(40)	—	(165)	—	—
Charge-offs/valuation adjustments	(256)	—	—	93	—
Total reductions	(451)	(2,451)	(3,232)	(1,322)	(2,234)
Balance at end of quarter	$3,438	$3,626	$5,970	$9,042	$8,834

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Allowance for loan and lease losses:
Balance at beginning of period	$50,001	$51,217	$52,828	$55,369	$56,631

Provision (credit) for loan and lease losses	(211)	(186)	(126)	(2,282)	(80)

Charge-offs:
Commercial, financial and agricultural	498	438	429	337	500
Real estate:
Residential mortgage	—	73	—	—	—
Consumer	1,933	1,618	1,709	1,470	1,497
Total charge-offs	2,431	2,129	2,138	1,807	1,997

Recoveries:
Commercial, financial and agricultural	144	690	165	236	275
Real estate:
Construction	1,193	52	40	56	21
Residential mortgage	26	22	124	637	96
Home equity	3	9	6	27	2
Commercial mortgage	15	11	7	128	11
Consumer	477	315	311	464	410
Total recoveries	1,858	1,099	653	1,548	815
Net charge-offs	573	1,030	1,485	259	1,182
Balance at end of period	$49,217	$50,001	$51,217	$52,828	$55,369

Average loans and leases, net of deferred costs	$3,789,338	$3,719,684	$3,625,455	$3,593,347	$3,547,718

Annualized ratio of net charge-offs to average loans and leases	0.06%	0.11%	0.16%	0.03%	0.13%

Ratio of allowance for loan and lease losses to loans and leases	1.29%	1.33%	1.41%	1.47%	1.56%